Exhibit 99.906CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the Sarbanes-Oxley Act

I, David Salter, President of Baillie Gifford Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant, for the period ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2021	/s/ David Salter
David Salter, President*

I, Lindsay Cockburn, Treasurer of Baillie Gifford Funds (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant, for the period ended June 30, 2021 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 27, 2021	/s/Lindsay Cockburn
Lindsay Cockburn, Treasurer
(principal financial officer)

*By:

Michael Stirling-Aird**

Date: August __, 2021

**	Attorney-in-Fact pursuant to a Power of Attorney executed on March 12, 2020 and filed as an exhibit to Post-Effective Amendment No. 49 to the registration statement of the Trust on Form N-1A filed on April 27, 2020.